John F. Labmeier               The Union Central
                         Vice President,                Life Insurance Company
                         Associate General Counsel      1876 Waycross Road
                         and Assistant Secretary        Cincinnati, OH  45240
                         (513) 595 2470                 (800) 825 1551
                         (513) 595 2918 Fax
                         jlabmeier@unioncentral.com
[Union Central logo]
Insurance and Investments
A UNIFI Company

April 28, 2006

The Union Central Life Insurance Company
P.O. Box 40888
Cincinnati, Ohio  45240

RE:  Carillon Account (1940 Act No. 811-04063)
     "VA II SA" Flexible Premium Deferred Variable
          Annuity (1933 Act No. 333-110336)
     Post-Effective Amendment No. 4 on Form N-4 Pursuant to Rule 485(b)

Ladies and Gentlemen:

With reference to the amendment to the Registration Statement on Form N-4 filed by The Union Central Life Insurance Company and Carillon Account with the Securities and Exchange Commission covering individual flexible premium deferred variable annuity contracts (marketed as VA II SA), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

  1. The Union Central Life Insurance Company is duly organized and validly existing under the laws of the State of Ohio and has been duly authorized to issue individual variable annuity contracts by the Department of Insurance of the State of Ohio.

  2. Carillon Account is a duly authorized and existing separate account established pursuant to the provisions of Section
     3907.15 of the Ohio Revised Code.

  3. The VA II SA flexible premium deferred variable annuity contracts, as issued will constitute legal, validly issued and binding obligations of The Union Central Life Insurance
     Company.

I hereby consent to the filing of this opinion as an exhibit to said amendment to Registration Statement.

Sincerely yours,
/s/ John F. Labmeier

John F. Labmeier

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                Securities products offered through Carillon Investments, Inc., a subsidiary of The Union Central Life Insurance Company,
               1876 Waycross Road, Cincinnati, Ohio 45240. (800) 999-1840.